WORLD ACCEPTANCE CORPORATION
                       THIRD AMENDMENT TO NOTE AGREEMENTS


                                  June 30, 1995



Principal Mutual Life Insurance Company
711 High Street
Des Moines, Iowa  50392-08000
Attn:    Mr. Dennis Menken,
         Investment Department
         Securities Division

Jefferson-Pilot Life Insurance Company
P.O. Box 21008
100 North Greene Street
Greensboro, North Carolina 27420
Attn:    Mr. H. Lusby Brown
         Securities Administration 36300

Ladies and Gentlemen:

     Reference is hereby made to those certain Note Agreements each dated as of December 1, 1992, between the undersigned World Acceptance Corporation, a South Carolina corporation (the "Company"), and you, as amended by agreements dated as of April 2, 1993 and November 1, 1994 (the "Note Agreements"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Note Agreements.

     The Company has requested that you make certain amendments to the Note Agreements such that the definition of "subsidiary" contained therein shall contemplate subsidiaries which are organized as partnerships, limited liability companies and other entities in addition to corporations, and you are willing to do so under the terms and conditions set forth in this Amendment.

1.   AMENDMENTS.

     Upon your acceptance hereof in the space provided for that purpose below, the Note Agreements shall be and hereby are amended as follows:

     (a) The term "subsidiary" set forth in Section 7.1 of the Note Agreements is amended in its entirety as follows:

          "subsidiary" shall mean, as to any particular parent corporation, any corporation, partnership, limited liability company or other entity of which more

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Principal Mutual Life Insurance Company
Jefferson-Pilot Life Insurance Company
June 30, 1995
Page -2-
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     than 50% (by number of votes or other similar decisionmaking  authority) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations, partnerships, limited liability companies or other entities which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     (b) The last two sentences of Paragraph 1 of Exhibit 2 to the Note Agreements are amended in their entirety as follows:

     The Company has good and marketable title to all of the shares of the stock, partnership interest, membership interest or other applicable equity interest of each Subsidiary, free and clear in each case of any Lien other than the Lien of the Company Security Agreement. All such shares, partnership interests, membership interests and other equity interests have been duly authorized and validly issued and are fully paid and non-assessable.

     (c) Paragraph 2 of Exhibit 2 to the Note Agreements is amended in its entirety as follows:

          2. Organization and Authority. The Company, and each Subsidiary,

          (a) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

          (b) has all requisite corporate or other applicable power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation, partnership, limited liability company or other entity in each jurisdiction where the nature of the business conducted or the nature of the property owned or leased by its makes such licensing or qualification necessary.

     (d) Paragraph 20 of Exhibit 2 to the Note Agreements is amended in its entirety as follows:

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Principal Mutual Life Insurance Company
Jefferson-Pilot Life Insurance Company
June 30, 1995
Page -3-
---------------------------------------


          20. Compliance by Restricted Subsidiaries. Compliance by each Restricted Subsidiary with all of the provisions of its respective Subsidiary Security Agreement and its respective Subsidiary Guaranty Agreement--

          (a) is within the corporate or other applicable powers of such Restricted Subsidiary;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the charter, bylaws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement or other applicable governing documents of such Restricted Subsidiary or any indenture or other agreement or instrument to which such Restricted Subsidiary is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of such Restricted Subsidiary (other than as contemplated by such Subsidiary Security Agreement); and

          (c) has been duly authorized by proper corporate or other proper action on the part of such Restricted Subsidiary (other than such action as has already been taken, no action by the stockholders or other equityholders of such Restricted Subsidiary being required by law, by the charter, bylaws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement or other applicable governing documents of such Restricted Subsidiary or otherwise), executed and delivered by such Restricted Subsidiary and such Subsidiary Security Agreement and Subsidiary Guaranty Agreement constitute the legal, valid and binding obligations, contracts and agreements of such Restricted Subsidiary enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceedings may be brought.

2.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Company and holders of at least 76% in aggregate principal amount of outstanding Notes shall have executed and delivered this Amendment.

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Principal Mutual Life Insurance Company
Jefferson-Pilot Life Insurance Company
June 30, 1995
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          (b) The Purchasers  shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Purchasers or their counsel may reasonably request.

          (c) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Purchasers and their counsel; and the Purchasers shall have received the favorable written opinion of counsel for the Company in form and substance satisfactory to the Purchasers and their counsel.

          (d) Each Restricted Subsidiary shall have executed and delivered to the Purchasers its consent in the form set forth below.

3.   REPRESENTATIONS.

     In order to induce the Purchasers to execute and deliver this Amendment, the Company hereby represents to the Purchasers that, except as set forth on
Schedule 1 hereto, as of the date hereof, each of the representations and warranties set forth in Exhibit C to the Note Agreements are and shall be and remain true and correct, in each such case, after giving effect to this Amendment, and the Company is in full compliance with all of the terms and conditions of the Note Agreements and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment. For purposes of this Section 3 and the filing and recording of financing statements or other notices with respect to the Subsidiary Security Agreements executed and delivered as of the date hereof or as of July 1, 1995, the term Closing Date as used in Paragraph 19 of Exhibit C to the Note Agreements shall mean and include the date of this Amendment and July 1, 1995.

4.   MISCELLANEOUS.

     (a) The Company and the Restricted Subsidiaries have heretofore executed and delivered the Company Security Agreement and the Subsidiary Security Agreements, as applicable, to the Security Trustee for the benefit of the Purchasers and the Banks, and the Company and the Restricted Subsidiaries hereby agree that notwithstanding the execution and delivery of this Amendment, the Company Security Agreement and Subsidiary Security Agreements shall be and remain in full force and effect and that any rights and remedies of the Security Trustee thereunder, obligations of the Company and the Restricted Subsidiaries thereunder and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and

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Principal Mutual Life Insurance Company
Jefferson-Pilot Life Insurance Company
June 30, 1995
Page -5-
---------------------------------------


security interests created and provided for by the Company Security Agreement or the Subsidiary Security Agreements as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     (b) The Note Agreements, as amended hereby, shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Note Agreements themselves, the Notes or any communication issued or made pursuant to or with respect to the Note Agreements, any reference in any of such to the Note Agreements being sufficient to refer to the Note Agreements as amended hereby.

     (c) The Company agrees to pay on demand all costs and expenses of or incurred by the Purchasers in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Purchasers.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of South Carolina.

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Principal Mutual Life Insurance Company
Jefferson-Pilot Life Insurance Company
June 30, 1995
Page -6-
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     Dated June 30, 1995.

                                        WORLD ACCEPTANCE CORPORATION


                                        By:  /s/  A. A. McLean, III
                                             -----------------------------------
                                             Title: Senior Vice President,
                                                    Chief Financial Officer
                                                    and Assistant Secretary


Accepted and agreed to as of the date and year last above written.

                                       PRINCIPAL MUTUAL LIFE INSURANCE
                                       COMPANY

                                       By:   /s/  Clint Woods
                                             -----------------------------------
                                             Title:  Counsel


                                       By:    /s/ Christopher J. Henderson
                                             -----------------------------------
                                             Title:  Counsel



                                       JEFFERSON-PILOT LIFE INSURANCE
                                       COMPANY



                                       By:   /s/  Robert E. Whalen, II
                                             -----------------------------------
                                             Title:  Second Vice President

                                     CONSENT

     The undersigned have each heretofore executed and delivered to the Security Trustee a Guaranty Agreement ("Guaranty") and a Security Agreement and Indenture of Trust ("Security Agreement") and each hereby consents to the Amendment as set forth above and confirms that its Guaranty and Security Agreement and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned each further agrees that the consent of the undersigned to any further amendments of the Note Agreements shall not be required as a result of this consent having been obtained.

                            COLONIAL FINANCE CORPORATION OF
                               TENNESSEE


                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary


                            WORLD ACCEPTANCE CORPORATION OF
                               ALABAMA


                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary


                            WORLD ACCEPTANCE CORPORATION OF
                               MISSOURI


                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary


                            WORLD FINANCE CORPORATION OF GEORGIA


                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

                             [signatures continued]

                            WORLD FINANCE CORPORATION OF
                               LOUISIANA

                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary


                            WORLD FINANCE CORPORATION OF
                               OKLAHOMA, INC.

                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

                            WORLD FINANCE CORPORATION OF
                               SOUTH CAROLINA

                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary


                            WORLD FINANCE CORPORATION OF
                               TENNESSEE

                            By:   /s/  A. A. McLean, III
                                  ----------------------------------------------
                                  Title: Senior Vice President, Chief Financial Officer and Assistant Secretary


                            WORLD FINANCE CORPORATION OF TEXAS

                            By:   /s/  Duane D. Moore
                                  ----------------------------------------------
                                  Title:  President


                            WFC LIMITED PARTNERSHIP

                            By: WORLD FINANCE CORPORATION OF TEXAS


                                  By:  /s/  Duane D. Moore
                                       -----------------------------------------
                                  Title:  President

                                   SCHEDULE 1


                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

     The Company and its Georgia subsidiary are named as co-defendants with 30 other finance companies, jewelry and furniture retailers and insurance companies in an action, Elaine M. Jordan, et al. v. World Finance Corporation of Georgia and World Acceptance Corporation, et al. (Case No. 95-52-COL, U.S. Dist. Ct., Middle District of Georgia, Columbus Division), involving the defendants' non-file insurance practices. The complaint alleges, among other things, that the defendants' non-file insurance coverages do not constitute true insurance, which result in alleged federal truth-in-lending, RICO and antitrust violations and state fraud, breach of contract and conversion violations, and seeks certification of a nationwide class of plaintiffs to recover money damages. The complaint in this action was filed on April 18, 1995, and as of the date of this Report, the Company is in the process of preparing its answer. The Company disputes the allegations made in the complaint, and intends to defend itself vigorously. Although the Company is unable to predict the outcome of this litigation, management believes that it will not have a material adverse effect on the Company's financial position or results of operations.